                                                                   EXHIBIT 10.58

                                 (Translation)

                              Loan Agreement Deed


     This document certifies that the Japan Development Bank (hereinafter referred to as the "Bank") has loaned the funds set forth in the following summary of loans (hereinafter referred to as the "Summary") to Watkins-Johnson International Japan K.K. (hereinafter referred to as the "Borrower"), and that the Borrower has acknowledged both the Summary and the terms and conditions set forth in the Annex (hereinafter referred to as the "Conditions"), and that the Borrower has received such funds.

     The execution, validity, interpretation and performance of this Agreement shall be governed by the laws of Japan.

     IN WITNESS WHEREOF, the parties hereto have executed one original of this Agreement in Japanese, and the Bank shall keep the original and the Borrower shall keep a copy thereof respectively.

Dated: June 12, 1996


                                         A: The Japan Development Bank
                                             9-1, Otemachi 1-chrome
                                             Chiyoda-ku, Tokyo

                                             (stamp signature and seal)
                                             --------------------------
                                              Yoshihiko Yoshino
                                              Governor


                                         B: Watkins-Johnson International
                                             Japan K.K.
                                             D-842, 2-1, Sakado 3-chrome
                                             Takatsu-ku, Kawasaki, Kanagawa

                                             (stamp signature and seal)
                                             --------------------------
                                              Stephen E. Chelberg
                                              Representative Director

                                Summary of Loans

Principal:     One Billion Three Hundred Fifty Million Yen
               (Y1,350,000,000)

Name of and expenses for the project for which the loan is required (hereinafter referred to as the "Project"):

     Construction of Technology Center for Semiconductor-Manufacturing Equipment Two Billion Seven Hundred Million Yen (Y2,700,000,000)

Repayment of the principal:

     The full repayment shall be made on the 28th day of November, 2006.

Interest rate:

     Three point one percent (3.1%) per annum (subject to per diem calculation on the basis of 365 days per year).

Method of payment of interest:

     The first payment shall be made on the 28th day of November, 1996, and thereafter payment shall be made on the 28th day of May and November of each year. Interest accrued between each payment date shall be paid at the end of the accrual period.

ANNEX


                              Terms and Conditions

(Purpose of the Borrowed Funds)

Article 1.

      The Borrower shall perform the Project in accordance with the Project plan as it exists as of the date of this Agreement and shall use the borrowed money under this Agreement only for such Project.

(Installment Schedule for Payment of the Borrowed Funds)

Article 2.

      The Borrower shall initially keep the borrowed funds under this Agreement on deposit with the Bank and the Bank shall deliver such deposited funds (hereinafter referred to as the "Deposited Funds") to the Borrower in installments based upon the progress of the Project, the payment of expenses for the Project and related matter.

      2. When the Borrower withdraws the Deposited Funds from the Bank, the Borrower shall, in advance, notify the Bank of such payment of expenses for the Project and other related matters in a form prescribed by the Bank and shall obtain the Bank's consent to such withdrawal.

      3. The Bank shall pay no interest on the Deposited Funds to the Borrower, and the Borrower shall pay no interest on the borrowed money up to the amount of the Deposited Funds in the Bank.

      4. The Borrower shall not assign or create a pledge on the right to deliver the Deposited Funds to a third party.


(Delivery of the Deposited Funds by Bank Transfer)

Article 3.

        If the Bank delivers the Deposited Funds under this Agreement by transfer to the Borrower's bank account, then the delivery of the Deposited Funds to the Borrower shall be deemed to be fulfilled upon completion of the Bank's procedure requesting the transfer of the Deposited Funds to the Borrower's bank account. Even if the Borrower thereafter suffers a loss for reasons including but not limited to accidents or procedural delays which occur after completion of the Bank's procedure and for which the Bank is not responsible, the Borrower shall not then demand compensation from or make other claims on the Bank.

(Repayment of the Obligations by Bank Transfer)

Article 4.

        If the Borrower repays its obligations by transfer to the Bank's account with checks, notes or other securities (hereinafter collectively referred to as "Securities"), the Borrower shall then ensure that the Securities are paid in full by the due dates of the Borrower's obligations.


(Repayment of the Obligations by Delivering Securities)

Article 5.

        If the Borrower repays its obligations by delivering the Securities to the Bank, such Securities shall be negotiable

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for settlement through the clearing house consented to by the Bank and the
Borrower shall ensure that the Securities are paid in full by the due dates of the Borrower's obligations.

     2. If any of the Securities in the preceding paragraph is dishonored and returned to the Borrower by the Bank, then the Borrower agrees that the Bank is not responsible for taking any steps to preserve any rights relating to such Securities.

(Prepayment)

Article 6.

     If the expenses for the Project decrease to less than those set forth in the Summary (hereinafter referred to as the "Summary Amount") because of a change in the Project plan or other reasons, and the Bank so requests, the Borrower shall then, notwithstanding the maturity date of the loan set forth in the Summary, prepay the borrowed money under this Agreement in proportion equal to the percentage of the reduction of the Summary Amount.

     2. If the Bank finds that the fulfillment of the Project's aim is rendered impracticable because the decreased amount referred to in the preceding paragraph amounts to a substantial percentage of the Summary Amount, and the Bank so requests, the Borrower shall then prepay the borrowed money received under this Agreement in full.

     3. If (i) the Borrower does not perform the Project without a justifiable reason, despite the Bank's instructions, even after a reasonable period which the Bank has deemed necessary for performance of the Project, or (ii) if the Borrower does not apply the money delivered under paragraph 1 of Article 2 to satisfy the payments due for the expenses of the Project, or (iii) if the Bank finds that the purpose of the Project will not be completed on the ground that the Borrower has assigned or leased an object which the Borrower obtained as a result of the Project to a third party immediately after the Borrower obtained it or for other reasons and the Bank so requests, the Borrower shall then, notwithstanding the maturity date set forth in the Summary, prepay the borrowed money received under this Agreement to the Bank either in whole or in part.

     4. The Borrower may prepay the borrowed money under this Agreement in whole or in part with the Bank's prior consent.

     5. In addition to the preceding paragraph, the Borrower may prepay the borrowed money under this Agreement in whole or in part by giving the Bank written notice of prepayment at least ninety (90) days prior to the date of prepayment.

     6. In case the preceding paragraph applies, the Borrower may not cancel the prepayment without the Bank's consent after the Bank's receipt of such prepayment notice.

Article 7.

     When the Borrower prepays the borrowed money, the Borrower shall pay the amounts sets forth in each of the following upon such prepayment:

     (1) Interest on the prepaid amount accrued up until the
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date of such prepayment.

     (2) In case of the prepayment arising under paragraph 5 of the preceding Article, if the interest rate under this Agreement (hereinafter referred to as the "Agreed Interest Rate") exceeds the Bank's standard interest rate as of the date of such prepayment (hereinafter referred to as the "Standard Interest Rate"), in addition to the preceding item, the difference between (i) the amount equal to interest which is calculated on the basis of the Agreed Interest Rate on the prepaid amount for the period during the date of such prepayment and the maturity date set forth in the Summary and (ii) the amount equal to interest which is calculated on the basis of the Standard Interest Rate for the same period (with the method of such calculation to be determined by the Bank).

Article 8.

     The Bank may set off the Deposited Funds against any funds, including interest thereon and any other obligation pertaining to such funds, which the Borrower should prepay.

(Appropriation of Repayment)

Article 9.

     (i) If the Borrower prepays the borrowed money under this Agreement to the Bank in part, or (ii) if the Bank sets off the Deposited Funds against the funds which the Borrower should prepay under this Agreement, or (iii) if the amount of the repayment of obligations under this Agreement or under other loan agreements between the Bank and the Borrower is less than the amount which the Borrower should repay under such agreements, then the Bank may appropriate the amount due in such manner as decided upon by the Bank.

(Inspection of Books, Etc.)

Article 10.

     The Bank may at any time inspect the status of the Project as well as the Borrower's assets, documents, books and other materials as the Bank deems necessary based on reasonable grounds, such as to confirm the use of the loaned funds under this Agreement or for the preservation of the Bank's rights.

     2. The Borrower shall offer assistance as needed to the Bank for the inspection set forth in the preceding paragraph.

(Matters to be Filed)

Article 11.

     If the Borrower changes its name, corporate name, address, representative, filed seal or other matters filed with the Bank, the Borrower shall then notify the Bank thereof in writing forthwith.

(Matters to be Reported)

Article 12.

     The Borrower shall report to the Bank, in accordance with the method as instructed by the Bank, the matters mentioned in (1) and (2) below upon the Bank's request and the matter mentioned in (3) below without delay upon the occurrence of such event.

      (1) Progress status of the Project and payment status of the expenses of the Project.

      (2) Each settlement of account (including mid-year settlements if the company/companies which choose(s) yearly settlement make(s) such a mid-year settlement) and decisions as to dividends (including interim dividends) of the Borrower and Watkins Johnson Company (hereinafter referred to as the "Guarantor").

      (3)    Other important events concerning management, finance or business.


(Acceleration of Payment)

Article 13.

      If any one of the following events should occur and be continuing, and the Bank so requests, the Borrower's obligations to the Bank shall then immediately become due and payable and the Borrower shall forthwith pay the entire amount of its obligations under this Agreement.

      (1) When the Borrower does not perform the Project and uses the borrowed money under this Agreement for a purpose other than that of the Project;

      (2) When the Borrower fails to perform any of its obligations under Articles 11 or 12 and continues not to perform such obligations despite the Bank's request, or when the Borrower makes a false statement or report thereunder;

      (3) When the Borrower fails to pay any part of the principal or interest under this Agreement;

     (4) When the Borrower fails to perform any of its obligations under this Agreement other than those set forth in each of the preceding items, or fails to perform any of its obligations to the Bank under any other agreements;

     (5) When the Borrower dishonors any note or check;

     (6) When an order or notice of provisional attachment, preservative attachment or attachment with respect to the Deposited Funds is issued or given to the Borrower;

     (7) When attachment with respect to assets which the Borrower furnishes or agrees to furnish to the Bank as security is made;

     (8) When the Borrower or the Guarantor stops payment or an application is filed by or against the Borrower or the Guarantor for bankruptcy, composition, corporate reorganization or corporate arrangement;

     (9) When the Borrower or the Guarantor is dissolved or its business is closed;

     (10) When any event reasonably requiring the preservation of the Bank's rights other than those set forth in each of the preceding items occurs to the Borrower;

     (11) When the Guarantor fails to perform any of its obligations under the guaranty agreement with the Bank dated June 12, 1996 (hereinafter referred to as the "Guaranty Agreement" in this Article) and, if the Bank reasonably determines that such failure can be cured, such failure to perform such obligation continues unremedied for a period of thirty (30) days; or

     (12) When any event of default occurs under or in connection with any obligation of the Guarantor to the Bank other than those incurred under the Guaranty Agreement.

(Security)

ARTICLE 14.

     The Borrower shall, upon a request by the Bank based on reasonable and probable cause to preserve the Bank's rights under this Agreement, furnish the Bank with security or additional security as may be approved by the Bank, whether or not there is any security or a guarantor under this Agreement or any other agreements.

(Execution of Notarial Deed)

ARTICLE 15.

     The Borrower shall, at any time upon the Bank's request (with the Guarantor, if the Bank so instructs), commission a notary public in Japan and take all necessary actions to execute a notarial deed containing an acknowledgement of the obligations under this Agreement and a statement of acceptance of enforcement thereof.

(Burden of Expenses)

ARTICLE 16.

     The Borrower shall bear any expenses for preparation of this Agreement, registration, and all other expenses in connection with the performance of this Agreement.

(Post Default Interest)

ARTICLE 17.

     The Borrower shall pay post default interest equivalent to 14.5% per annum (subject to per diem calculation on the basis of 365 days per year) on the principal, interest and any other amounts payable in the event of default of any payment obligation, or on advance money the Bank paid for the expenses under the preceding Article.

(Court Jurisdiction)

ARTICLE 18.

     In the event of any litigation or controversies in connection with this Agreement, the Borrower hereby submits and consents to the non-exclusive jurisdiction of the Tokyo District Court.

                               GUARANTY AGREEMENT

                                                                    July 6, 1999


To:  Mr. Masami Kogayu, Governor
     The Japan Development Bank

     The undersigned (hereinafter referred to as the "Guarantor"), after having accepted the following terms and conditions, hereby guarantees all the obligations of Watkins-Johnson International Japan K.K. (hereinafter referred to as the "Debtor") to the Japan Development Bank (hereinafter referred to as the "Bank") arising out of those certain agreements made by and between the Bank and the Debtor dated June 12, 1996 and December 26, 1997 (hereinafter referred to as the "Original Agreements"), certain basic provisions of which are more fully described in Attachment A.

ARTICLE 1.

     The Guarantor hereby confirms the obligations of the Debtor under the Original Agreements, and agrees to each article and paragraph of the Original Agreements.

ARTICLE 2.

     1. The Guarantor, as primary obligor and not as surety only, shall be jointly and severally responsible with the Debtor (this Guaranty being Rentalhosho under the laws of Japan) for the full and prompt payment to the Bank of the entire amount of the Debtor's obligations under, and in accordance with the terms of, the Original Agreements. Even if any change or amendment is made to either of the Original Agreements, the Guarantor shall perform its guaranty obligations in accordance with the Debtor's obligations as changed thereby.

     2. The Guarantor shall not claim any exemption from its obligations hereunder even if there occurs any increase, decrease, replacement, release of, or any other change with respect to the security or the guaranty described in the Original Agreements.

ARTICLE 3.

     In the event the Guarantor performs its guaranty obligations, any rights it acquires from the Bank by virtue of subrogation shall not be exercised without the Bank's consent until the Debtor has paid in full all of its obligations to the Bank under the Original Agreements, as it may be amended from time to time. Further, upon the Bank's request, such rights or ranking thereof shall be assigned to the Bank free of charge and all the procedures required therefor shall be taken.

Article 4.

     On or prior to the date of the execution of this Guaranty Agreement, the Bank shall have confirmed that the Guarantor is able to provide the documents listed in Attachment B and has executed those documents to which it is a party; and all such documents shall be dated the date of the execution of this Guaranty Agreement and shall otherwise be in form and substance satisfactory to the Bank. In any event, the Bank shall have received the originals of such documents at its Tokyo head office by a date to be designated by the Bank.

Article 5.

     If any change occurs in the name, the authorized signatories (including the specimen signature(s) thereof), the address, or any other reported matters of the Guarantor, notification thereof shall immediately be given to the Bank in writing, and such change shall become effective upon receipt thereof by the Bank.

Article 6.

     All expenses incurred in the preparation of this Guaranty Agreement and all other expenses otherwise incurred in connection with this Guaranty Agreement shall be borne by the Guarantor.

Article 7.

     1. This Guaranty Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed and interpreted in accordance with, the laws of Japan.

     2. In the event of any litigation pertaining to this Guaranty Agreement, the Guarantor hereby submits and consents to the non-exclusive jurisdiction of the Tokyo District Court. The Guarantor hereby irrevocably appoints Watkins-Johnson International Japan K.K., 12-7-2, Kuriki, Asao-ku, Kawasaki-shi, Japan as its agent to receive service of process in Japan in connection with any suit, action or proceeding relating to this Guaranty Agreement. In the event that agent ceases to be able to act as agent of the Guarantor hereunder or ceases to have an office in Tokyo, Japan and the Guarantor fails to appoint a successor agent acceptable to the Bank, the Guarantor agrees that the Bank shall automatically serve as its agent to receive service of process in Japan.

Article 8.

     The Guarantor agrees that this Guaranty Agreement shall be binding upon it and its successors and assigns and may not be assigned without the prior written consent of the Bank.

Article 9.

     This Guaranty Agreement shall be prepared in English.

                                        SILICON VALLEY GROUP, INC.


                                        By: /s/ RUSSELL G. WEINSTOCK
                                          -----------------------------------

                                        Name:  Russell G. Weinstock
                                             --------------------------------

                                        Title:  V.P. of Finance & CFO
                                              -------------------------------

                                        Address:  101 Metro Drive, Suite 400
                                                -----------------------------

                                                  San Jose, CA 95110
                                                -----------------------------

                                  ATTACHMENT A

                   DESCRIPTION OF THE ORIGINAL AGREEMENTS AND
                        SUMMARY OF BORROWING CONDITIONS

The Original Agreement dated June 12, 1996

     Parties: The Japan Development Bank and Watkins-Johnson International Japan K.K.

Summary of the Borrowing Conditions thereof

1)   Principal: Yen 1,350,000,000

2) Project for which the loan is required: Construction of Technology Center for Semiconductor Manufacturing Equipment

3)   Repayment schedule of principal:
     The repayment shall be made in full on the 28th day of November 2006

4)   Interest rate:
     3.1% per annum (subject to per diem calculation on the basis of 365 days a year.)

5)   Method of payment of interest:
     The first payment shall be made on the 28th day of November 1996 and thereafter payment shall be made on the 28th day of May and November of every year. Interest accrued between each payment day shall be paid at the end of the accrual period.

                                  ATTACHMENT B

                      Documents Required Under Article 4.

1. Copies, certified by a duly authorized officer of the Guarantor, of the Guarantor's articles of incorporation and by-laws.

2. Copies, certified by a duly authorized officer of the Guarantor, of a resolution of the board of directors of the Guarantor approving and authorizing the execution, delivery, and performance of the Guaranty Agreement by the Guarantor and authorizing specified officer(s) and/or other representative(s) of the Guarantor to execute and deliver the Guaranty Agreement on behalf of the Guarantor.

3. A certificate signed by a duly authorized officer of the Guarantor as to the incumbency of those officers or other representatives of the Guarantor authorized to sign the Guaranty Agreement and certifying the specimen signatures of such persons.

                                                                   June 25, 1999



Watkins-Johnson Company
3333 Hillview Avenue
Palo Alto, California 94304-1223

Silicon Valley Group, Inc.
101 Metro Drive, Suite 400
San Jose, California 95110

Ladies and Gentlemen:

This letter is in reference to the letter (the "Letter") dated June 25, 1999 from Silicon Valley Group, Inc. ("SVG") and Watkins-Johnson Company ("WJ Company").

We understand that the cancellation of the guaranty agreements with WJ Company listed in the Letter (the "Old Guaranty Agreement") and the release of all WJ Company's obligations thereunder are conditions precedent to the closing (the "Closing") of the Acquisition set forth in the Letter. We hereby confirm and agree that the guaranty agreement between THE JAPAN DEVELOPMENT BANK ("JDB") and SVG (the "New Guaranty Agreement"), which has been executed by JDB and SVG, will come into effect upon the completion of the Closing and, if the Closing fails to occur on or prior to July 15, 1999 (the "Termination Date"), will be automatically cancelled and will then never come into effect.

Based upon the foregoing understanding, JDB hereby irrevocably agrees to issue and deliver the release letter in the same form as attached hereto to WJ Company immediately following the completion of the Closing. JDB's agreement to issue and deliver the release letter will become null and void if the Closing fails to occur on or prior to the Termination Date.

                                THE JAPAN DEVELOPMENT BANK



                                By /s/ YASUGHI NISHIMURA
                                -----------------------
                                Name: Yasughi Nishimura
                                -----------------------
                                Title: Director of the Japan Development Bank
                                ---------------------------------------------

Acknowledged and agreed:

Watkins-Johnson Company



By /s/ W. KEITH KENNEDY JR
   -----------------------
   Name: W. Keith Kennedy Jr.
         --------------------
   Title: President
         --------------------
   Date:
         --------------------

Silicon Valley Group, Inc.



By
  ---------------------------
  Name:
       ----------------------
  Title:
       ----------------------
  Date:
       ----------------------

Acknowledged and agreed:

Watkins-Johnson Company



By
  ---------------------------------
  Name:
       ----------------------------
  Title:
        ---------------------------
  Date:
        ---------------------------



Silicon Valley Group, Inc.

By /s/ RUSSELL G. WEINSTOCK
  ---------------------------------
  Name: Russell G. Weinstock
       ----------------------------
  Title: VP of Finance & CFO
        ---------------------------
  Date:  7/1/99
        ---------------------------